EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 6, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Metropolitan Health Networks, Inc. on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Metropolitan Health Networks, Inc. on Forms S-8 (File No. 333-122976, effective February 24, 2005, File No. 333-152777, effective August 5, 2008 and File No. 333-176063, effective August 4, 2011).

/s/ GRANT THORNTON LLP

Miami, Florida
March 6, 2012

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